UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, MobileIron, Inc. (the “Company” or “we,” “us,” or “our”) appointed Simon Biddiscombe, age 47 as our interim Chief Financial Officer. Mr. Biddiscombe is expected to commence employment on May 11, 2015.

Prior to joining MobileIron, Mr. Biddiscombe served as Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010.  From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

Pursuant to the terms of his employment agreement dated April 30, 2015, Mr. Biddiscombe will be paid an annual base salary of $325,000. He will also be eligible to receive a performance bonus of up to 45% of his 2015 base salary, prorated for his mid-year commencement as interim CFO, based upon the attainment of the Company’s performance goals pursuant to, the Company’s 2015 Executive Bonus Plan as previously described on Current Report on Form 8-K filed February 18, 2015 (the “Bonus Plan”) and subject to all the terms of the Bonus Plan. Mr. Biddiscombe will be entitled to the standard benefits available to the Company’s employees generally, including health insurance. Mr. Biddiscombe will also be reimbursed for commuting expenses, including reasonable coach class airfare, ground transportation and lodging. Additionally, the Company will pay Mr. Biddiscombe a one-time signing bonus of $40,000, which will be payable in two equal payments (once upon his start date and the remainder after completion of his first ninety days of employment). The signing bonus amount will be deducted from any amounts earned pursuant to the Bonus Plan.

In addition, as long-term incentive compensation, on the first day of his employment with the Company (“Date of Grant”), Mr. Biddiscombe will be granted an option to purchase 210,000 shares of the Company’s common stock at the fair market value as determined as of the Date of Grant (the “Option”). One forty-eighth (1/48th) of the shares subject to the Option will vest at the end of each one-month period following the Date of Grant until either his Option is fully vested or his employment ends, whichever occurs first. The Option will be subject to the terms of the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and the Company’s standard grant agreement. Mr. Biddiscombe was also granted 100,000 Restricted Stock Unit Awards (“RSUs”). One-sixteenth (1/16th ) of the RSUs vest on each Quarterly Vesting Date beginning in the quarter after the Date of Grant, subject to Mr. Biddiscombe’s continued employment with the Company. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

Mr. Biddiscombe is also eligible to participate in the Company’s Severance Benefit Plan a copy of which was filed with the Company’s Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 4, 2015 (the “Severance Plan”). Pursuant to the Severance Plan, if Mr. Biddiscombe is involuntarily terminated as an employee without cause, absent a Change In Control (as defined in the Severance Plan), he will be entitled to receive (a) cash severance in in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings until the later of: (i) such time that he commences employment with another employer or (ii) six months after termination, and (b) payment of health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by Mr. Biddiscombe for group health insurance coverage while employed by the Company, until the earlier of (i) six months after termination, or (ii) such time as he is eligible for health insurance coverage with a subsequent employer (“Health Coverage”). In the case of a Change In Control Termination (as defined in the Severance Plan), if Mr. Biddiscombe is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings for twelve months after his termination, (b) continuation of Health Coverage for up to twelve months, and (c) full acceleration of vesting of then outstanding compensatory equity awards, which as of May 11, 2015 would have a value of $1,196,576. In addition to the benefits set forth above, if Mr. Biddiscombe is involuntarily terminated without cause, absent a Change in Control within the first eight months following the first date of employment with the Company, the Company will enter into a consulting agreement with Mr. Biddiscombe with a term that expires on February 28, 2016, during which term Mr. Biddiscombe’s then outstanding equity awards will continue to vest, subject to his continued service as a consultant. If a Change in Control occurs on or before February 28, 2016 and his consultancy is terminated other than for Cause in connection with such Change in Control, he will receive acceleration of vesting for his then outstanding equity awards that would have vested had his consultancy continued through February 28, 2016.

The employment agreement between the Company and Mr. Biddiscombe is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Item 8.01.                                          Other Events.

On May 12, 2015, the Company issued a press release announcing the appointment of Simon Biddiscombe as interim Chief Financial Officer of the Company. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description
10.1	At-Will Employment Agreement dated April 30, 2015, effective May 11, 2015, between MobileIron, Inc., and Simon Biddiscombe.

99.1	Press Release dated May 12, 2015, titled “MobileIron Appoints Simon Biddiscombe Interim Chief Financial Officer”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: May 12, 2015
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	At-Will Employment Agreement dated April 30, 2015, effective May 11, 2015, between MobileIron, Inc., and Simon Biddiscombe.

99.1	Press Release dated May 12, 2015, titled “MobileIron Appoints Simon Biddiscombe Interim Chief Financial Officer”.